
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Tangible Asset Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                      23,430,137
<SECURITIES>                                         0
<RECEIVABLES>                                   76,192<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              24,048,758<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                24,048,757<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             5,045,724<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,669,935
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,375,789
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,375,789
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,375,789
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $76,192.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $100,830.
<F3>Liabilities include redemptions payable of $269,545, accrued brokerage fees of $70,827, accrued management fees of $48,511 and service fees payable of $19,404.
<F4>Total revenues include realized trading revenue of $3,003,270, net change in unrealized of $1,178,071 and interest income of $864,383.

